EXHIBIT 99.1
For Immediate Release
MERCER INTERNATIONAL INC. REPORTS RECORD 2006 THIRD QUARTER RESULTS
     NEW YORK, NY, November 6, 2006 — Mercer International Inc. (Nasdaq: MERC, TSX: MRI.U) today reported results for the third quarter of 2006.
Highlights of the 2006 Third Quarter
•	Revenues increased by approximately 18% to €175.2 million from €148.9 million in the comparative period of 2005, due to higher pulp prices and sales from our Stendal pulp mill.

•	Operating EBITDA increased by approximately 119% to €48.0 million in the third quarter compared to €21.9 million in the comparable period of 2005, primarily as a result of higher pulp prices and significant improvement in the results of our Celgar pulp mill. For a definition of Operating EBITDA, see page 5 of this press release and for a reconciliation of net income (loss) to Operating EBITDA, see page 10 of the financial tables included in this press release.

•	Pulp markets strengthened quarter over quarter. Average list prices for NBSK pulp in Europe were $708 per ADMT in the third quarter of 2006 and $665 per ADMT in the second quarter of 2006, compared to $580 per ADMT in the third quarter of 2005.

•	Mill net pulp realizations increased to €482 per ADMT in the third quarter of 2006 from €453 and €398 per ADMT in the prior quarter of 2006 and the third quarter of 2005, respectively.

•	We recorded an aggregate net unrealized loss of €14.5 million on our outstanding derivatives in the third quarter of 2006, compared to an aggregate net unrealized gain of €3.3 million thereon in the comparative period of 2005.

•	We had net income of €6.7 million, or €0.20 per basic and €0.19 per diluted share, in the current quarter, compared to a net loss of €5.6 million, or €0.17 per basic and diluted share, in the same period of 2005.
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Mercer Reports 2006 Third Quarter Results	Page 2
President’s Comments
     Mr. Jimmy S.H. Lee, President and Chairman, stated: “During the third quarter of 2006:
•	Our strong results reflect strengthening pulp markets compared to the prior and comparative quarter.

•	All three of our pulp mills performed well and in particular our Celgar mill had much better results as our planned initiatives are taking effect.

•	The Stendal mill ramp up proceeds substantially as scheduled. In the quarter, it operated above its initial rated capacity and production and sales revenues were up by approximately 14% and 33%, respectively, over the prior quarter.
     Mr. Lee added:
•	Further to our objective of building a focused and profitable pulp company, we have increased our exposure to NBSK pulp in October by acquiring a further 7% interest in the Stendal mill for €8.1 million, of which €6.7 million was paid by a note that, at our election, we can satisfy in our common shares. We have also reduced our exposure to the paper industry as, in August, we disposed of our equity interest in the Heidenau paper mill and an interest in a Swiss specialty paper mill for cash proceeds of €5.0 million and a secured note of €5.0 million.

•	In November 2006, Mr. George Malpass joined our Board. Mr. Malpass was formerly the CEO and a director of a British Columbia forest products company and has been a director of two other public forest products companies. George’s appointment to the Board adds additional broad industry knowledge and public company experience to the Board. This appointment is in addition to the previously announced appointments of Claes-Inge Isacson to Chief Operating Officer and David Ure to Vice President, Controller.
     Mr. Lee continued: “We are continuing to see improvements in pulp prices and demand in all of our markets which we currently believe should result in higher prices in the upcoming months. In October 2006, list NBSK prices increased to approximately $730 per tonne in Europe and approximately $700 per tonne in Asia. These price improvements are being partially offset by upward pressure on fiber prices.”
     Mr. Lee concluded: “Looking forward for the balance of the year, we expect the current strength in pulp markets to continue and, with our large, modern and efficient pulp mills, we are well positioned to generate solid results for our stakeholders.”
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Mercer Reports 2006 Third Quarter Results	Page 3
Summary Selected Highlights

	Q3	Q2	YTD	Q3	YTD
(in millions of Euro, except where otherwise stated)	2006	2006	2006	2005	2005
Revenues	€175.2	€166.7	€501.0	€148.9	€376.4
Sales of emission allowances	—	7.6	13.2	6.1	12.4
Income from operations	34.4	10.9	56.8	7.9	16.2
Operating EBITDA(1)	48.0	25.7	99.1	21.9	55.1
Interest expense	22.1	23.1	68.1	21.9	63.3
Unrealized gain (loss) on derivative instruments	(14.5)	44.7	71.0	3.3	(70.3)
Unrealized foreign exchange gain (loss) on debt	(0.7)	6.1	11.5	5.9	(1.6)
Net income (loss)	6.7	18.4	41.7	(5.6)	(87.4)
Income (loss) per share
Basic	€0.20	€0.56	€1.26	€(0.17)	€(2.86)
Diluted	€0.19	€0.45	€1.05	€(0.17)	€(2.86)

(1)	For a definition of Operating EBITDA, see page 5 of this press release and for a reconciliation of net income (loss) to Operating EBITDA, see page 10 of the financial tables included in this press release.

	Q3	Q2	YTD	Q3	YTD
	2006	2006	2006	2005	2005
Production (‘000 tonnes)
Pulp production by mill:
Rosenthal	84.1	67.4	227.6	83.4	240.6
Stendal	144.2	139.7	414.8	126.2	357.8
Celgar	118.9	100.7	331.0	118.0	289.9

Total pulp production	347.2	307.8	973.4	327.6	888.3
Sales (‘000 tonnes)
Pulp sales volume by mill:
Rosenthal	80.6	73.0	229.9	86.8	241.6
Stendal	144.9	136.9	422.3	120.4	243.3
Celgar	112.7	119.4	342.4	125.1	325.4

Total pulp sales volume(1)	338.2	329.3	994.6	332.3	810.3
Mill net pulp price realizations (€/ADMT)(2)	482	453	454	398	402
NBSK list price in Europe (US$/ADMTs)	708	665	663	580	611

(1)	Excluding intercompany pulp sales volumes of 2,774 ADMTs in Q3 2006, 4,871 ADMTs in Q2 2006, 12,631 ADMTs in YTD 2006, 3,057 ADMTs in Q3 2005 and 10,651 ADMTs in YTD 2005, respectively.

(2)	Excluding revenues from third party transportation activities.
Three Months Ended September 30, 2006 Compared to Three Months Ended September 30, 2005
     Revenues for the three months ended September 30, 2006 increased to €175.2 million from €148.9 million in the comparative period of 2005, primarily due to higher pulp prices and sales from our Stendal pulp mill. Pulp sales by volume increased to 338,201 ADMTs in the third quarter of 2006 from 332,282 ADMTs in the comparative period of 2005.
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Mercer Reports 2006 Third Quarter Results	Page 4
     Cost of sales and general, administrative and other expenses in the third quarter of 2006 decreased to €140.8 million from €141.0 million in the comparative period of 2005.
Pulp Operations
     For the third quarter of 2006, revenues from our pulp operations increased to €164.9 million from €133.4 million in the same period a year ago. List prices for NBSK pulp in Europe were approximately €556 ($708) per ADMT in the third quarter of 2006, €529 ($665) per ADMT in the second quarter of 2006 and approximately €476 ($580) per ADMT in the comparative third quarter of last year.
     Mill net pulp sales realizations increased to €482 per ADMT on average in the third quarter of 2006 from €398 per ADMT in the third quarter of 2005, primarily as a result of higher prices.
     Cost of sales and general, administrative and other expenses for the pulp operations increased to €132.8 million in the third quarter of 2006 from €125.5 million in the comparative period of 2005, primarily as a result of the absence of the sale of emission allowances and higher sales from our Stendal mill.
     Fiber costs at our German pulp mills increased by approximately 10% in the third quarter of 2006 versus the same quarter of 2005, primarily because of increased demand for wood residuals. In the third quarter of 2006, fiber costs at our Celgar mill increased by approximately 6% versus the same quarter of 2005, primarily because of fluctuations in regional woodchip availability. We expect that reduced fiber availability during the winter harvesting season will result in continued upward pressure on fiber prices into the last part of 2006 and into the first part of 2007.
     For the third quarter of 2006, operating income from our pulp operations increased by approximately 267% to €33.8 million from €9.2 million in the comparative quarter of 2005, primarily as a result of higher pulp prices and improved operating results at our Celgar mill.
     In the third quarter of 2006, income from operations increased to €34.4 million from €7.9 million in the same quarter last year. Interest expense in the third quarter of 2006 increased marginally to €22.1 million from €21.9 million in the year ago period.
Derivative Instruments and Minority Interest
     We recorded a net unrealized non-cash holding loss of €14.5 million before minority interests upon the marked to market valuation of Stendal’s outstanding foreign currency and interest rate derivatives at the end of the current quarter, compared to a net realized and unrealized non-cash holding gain of €3.1 million before minority interests upon the marked to market valuation of our outstanding derivatives in the comparative quarter of 2005.
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Mercer Reports 2006 Third Quarter Results	Page 5
     In the third quarter of 2006, minority interest, representing the two minority shareholders’ proportionate interest in the Stendal mill, was €6.0 million, compared to €5.7 million in the third quarter of 2005.
Paper Operations
     In August 2006, we disposed of our equity interest in the Heidenau paper mill and our interest in a Swiss specialty paper mill for cash proceeds of €5.0 million and a secured note of €5.0 million. We recorded a gain of €0.4 million on this transaction. We now currently operate one paper mill at Fährbrücke, that we do not consider part of our core operations. We are continuing to explore and consider strategic options for such mill, including a sale, closure or divestiture thereof.
     Revenues from our paper operations were €10.3 million in the current quarter, compared to €15.5 million in the comparative period of 2005. For the third quarter of 2006, the operating loss of our paper operations decreased to €0.3 million from €1.1 million in the third quarter of 2005.
Earnings Per Share and Operating EBITDA
     We generated “Operating EBITDA” of €48.0 million and €21.9 million in the three months ended September 30, 2006 and 2005, respectively. Operating EBITDA is defined as income (loss) from operations plus depreciation and amortization and non-recurring capital asset impairment charges. Management uses Operating EBITDA as a benchmark measurement of its own operating results, and as a benchmark relative to its competitors. Management considers it to be a meaningful supplement to operating income as a performance measure primarily because depreciation expense and non-recurring capital asset impairment charges are not an actual cash cost, and depreciation expense varies widely from company to company in a manner that management considers largely independent of the underlying cost efficiency of their operating facilities. In addition, we believe Operating EBITDA is commonly used by securities analysts, investors and other interested parties to evaluate our financial performance.
     Operating EBITDA does not reflect the impact of a number of items that affect our net income (loss), including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under GAAP, and should not be considered as an alternative to net income (loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. Operating EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. For a reconciliation of net income (loss) to Operating EBITDA, see page 10 of the financial tables included in this press release.
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Mercer Reports 2006 Third Quarter Results	Page 6
     We reported net income for the third quarter of 2006 of €6.7 million, or €0.20 per basic and €0.19 per diluted share, which included an aggregate of €15.2 million of unrealized losses on our outstanding derivatives and a foreign exchange loss on our long-term debt. In the third quarter of 2005, we reported a net loss of €5.6 million, or €0.17 per basic and diluted share, which reflected the inclusion of interest expense of €14.7 million related to our Stendal mill and the net realized and unrealized gain of €3.1 million on our interest rate and currency derivatives and the unrealized non-cash foreign exchange gain of €5.9 million on our long-term debt.
Earnings Release Call
     In conjunction with this release, Mercer International Inc. will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for Tuesday, November 7, 2006 at 10:00 AM EST. Listeners can access the conference call live and archived over the Internet through a link at the Company’s web site at http://www.mercerint.com/en/newsCurrent.cfm, or at http://www.videonewswire.com/event.asp?id=36530. Please allow 15 minutes prior to the call to visit the site and download and install any necessary audio software. A replay of this call will be available approximately two hours after the live call ends until November 14, 2006 at 11:59 p.m. (Eastern Standard Time). The replay number is (800) 642-1687, and the passcode is 1285017.
     Mercer International Inc. is a global pulp and paper manufacturing company. To obtain further information on the company, please visit its web site at http://www.mercerint.com.
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Mercer Reports 2006 Third Quarter Results	Page 7
     The preceding includes forward looking statements which involve known and unknown risks and uncertainties which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market conditions, competition and other risk factors listed from time to time in the company’s SEC reports.

APPROVED BY: Jimmy S.H. Lee Chairman & President (604) 684-1099	Financial Dynamics Investors: Eric Boyriven, Alexandra Tramont Media: Scot Hoffman (212) 850-5600

David M. Gandossi
Executive Vice-President &
Chief Financial Officer
(604) 684-1099
-FINANCIAL TABLES FOLLOW-
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MERCER INTERNATIONAL INC.
CONSOLIDATED BALANCE SHEETS
September 30, 2006 and December 31, 2005
(Euros in thousands)

	September 30,	December 31,
	2006	2005
ASSETS
Current Assets
Cash and cash equivalents	€69,373	€83,547
Cash restricted	—	7,039
Receivables	83,853	74,315
Note receivable, current portion	7,230	—
Inventories	62,508	81,147
Prepaid expenses and other	5,626	5,474

Total current assets	228,590	251,522

Long-Term Assets
Cash restricted	57,000	24,573
Property, plant and equipment	994,805	1,024,662
Investments	1,396	6,314
Deferred note issuance and other costs	7,329	8,364
Deferred income tax	43,189	78,381
Note receivable, less current portion	4,036	—

	1,107,755	1,142,294

Total assets	€1,336,345	€1,393,816

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	€103,321	€112,726
Debt, current portion	40,903	27,601

Total current liabilities	144,224	140,327

Long-Term Liabilities
Debt, less current portion	883,096	922,619
Unrealized foreign exchange rate derivative loss	16,506	61,979
Unrealized interest rate derivative losses	52,022	78,646
Pension and other post-retirement benefit obligations	16,631	17,113
Capital leases and other	8,893	9,945
Deferred income tax	19,130	14,444

	996,278	1,104,746

Total liabilities	1,140,502	1,245,073

Minority Interest	—	—
SHAREHOLDERS’ EQUITY
Common shares	181,731	181,586
Additional paid-in capital, stock options	123	14
Deficit	(6,233)	(47,970)
Accumulated other comprehensive income	20,222	15,113

Total shareholders’ equity	195,843	148,743

Total liabilities and shareholders’ equity	€1,336,345	€1,393,816

(1)

MERCER INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2006 and 2005
(Unaudited)
(Euros in thousands, except per share data)

	2006	2005
Revenues	€500,954	€376,430

Costs and expenses:
Cost of sales	433,432	350,185

	67,522	26,245
General and administrative expenses	(24,344)	(22,399)
Sale of emission allowances	13,246	12,353
Gain on sale of assets	359	—

Income from operations	56,783	16,199

Other income (expense)
Interest expense	(68,129)	(63,320)
Investment income	4,096	1,594
Unrealized foreign exchange gain (loss) on debt	11,469	(1,591)
Realized loss on derivative instruments	(5,219)	(2,455)
Unrealized gain (loss) on derivative instruments	76,251	(67,804)
Impairment of investments	—	(1,699)

Total other income (expense)	18,468	(135,275)

Income (loss) before income taxes and minority interest	75,251	(119,076)
Income tax (provision) benefit	(40,388)	14,627

Income (loss) before minority interest	34,863	(104,449)
Minority interest	6,874	17,076

Net income (loss)	€41,737	€(87,373)

(Deficit) retained earnings, beginning of period	(47,970)	69,176

Deficit, end of period	€(6,233)	€(18,197)

Income (loss) per share
Basic	€1.26	€(2.86)

Diluted	€1.05	€(2.86)

(2)

MERCER INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2006 and 2005
(Unaudited)
(Euros in thousands, except per share data)

	2006	2005
Revenues	€175,185	€148,928

Costs and expenses:
Cost of sales	135,387	140,018

	39,798	8,910
General and administrative expenses	(5,753)	(7,083)
Sale of emission allowances	—	6,065
Gain on sale of assets	359	—

Income from operations	34,404	7,892

Other income (expense)
Interest expense	(22,092)	(21,911)
Investment income	1,085	613
Unrealized foreign exchange gain (loss) on debt	(704)	5,918
Realized loss on derivative instruments	—	(284)
Unrealized gain (loss) on derivative instruments	(14,473)	3,335

Total other expense	(36,184)	(12,329)

Loss before income taxes and minority interest	(1,780)	(4,437)
Income tax (provision) benefit	2,532	(6,785)

Income (loss) before minority interest	752	(11,222)
Minority interest	5,976	5,667

Net income (loss)	€6,728	€(5,555)

Deficit, beginning of period	(12,961)	(12,642)

Deficit, end of period	€(6,233)	€(18,197)

Income (loss) per share
Basic	€0.20	€(0.17)

Diluted	€0.19	€(0.17)

(3)

MERCER INTERNATIONAL INC.
BUSINESS SEGMENT INFORMATION
For the Nine Months Ended September 30, 2006 and 2005
(Unaudited)
(Euros in thousands)

						Corporate,
	Rosenthal	Celgar	Stendal	Total		Other and	Consolidated
	Pulp	Pulp	Pulp	Pulp	Paper	Eliminations	Total
Nine Months Ended September 30, 2006
Sales to external customers	€109,225	€157,431	€190,514	€457,170	€43,784	€—	€500,954
Intersegment net sales	(1,022)	(103)	7,326	6,201	(139)	(6,062)	—

	108,203	157,328	197,840	463,371	43,645	(6,062)	500,954

Operating costs	73,333	140,343	143,022	356,698	40,038	(5,645)	391,091
Operating depreciation and amortization	10,857	9,491	21,210	41,558	551	232	42,341
General and administrative	5,565	7,484	7,852	20,901	2,828	615	24,344
Gain on sale of assets	—	—	—	—	(359)	—	(359)
(Sale) purchase of emission allowances	(3,651)	—	(9,595)	(13,246)	—	—	(13,246)

	86,104	157,318	162,489	405,911	43,058	(4,798)	444,171

Income (loss) from operations	22,099	10	35,351	57,460	587	(1,264)	56,783
Interest expense							(68,129)
Investment income							4,096
Unrealized foreign exchange gain on debt							11,469
Derivative financial instruments, net							71,032

Income before income taxes and minority interest							€75,251

Segment assets	€324,824	€239,258	€729,148	€1,293,230	€5,564	€37,551	€1,336,345

						Corporate,
	Rosenthal	Celgar(1)	Stendal	Total		Other and	Consolidated
	Pulp	Pulp	Pulp	Pulp	Paper	Eliminations	Total
Nine Months Ended September 30, 2005
Sales to external customers	€103,058	€97,458	€128,919	€329,435	€46,995	€—	€376,430
Intersegment net sales	—	—	4,679	4,679	—	(4,679)	—

	103,058	97,458	133,598	334,114	46,995	(4,679)	376,430

Operating costs	73,146	86,438	112,739	272,323	44,879	(5,879)	311,323
Operating depreciation and amortization	10,173	7,083	20,179	37,435	592	835	38,862
General and administrative	5,441	5,285	3,120	13,846	3,720	4,833	22,399
(Sale) purchase of emission allowances	(4,402)	—	(7,951)	(12,353)	—	—	(12,353)

	84,358	98,806	128,087	311,251	49,191	(211)	360,231

Income (loss) from operations	18,700	(1,348)	5,511	22,863	(2,196)	(4,468)	16,199
Interest expense							(63,320)
Investment income							1,594
Unrealized foreign exchange loss on debt							(1,591)
Derivative financial instruments, net							(70,259)
Impairment of investments							(1,699)

Loss before income taxes and minority interest							€(119,076)

Segment assets	€341,732	€251,918	€787,388	€1,381,038	€22,783	€5,416	€1,409,237

(1)	The results of the Celgar pulp mill are from the date of its acquisition on February 14, 2005.
(4)

MERCER INTERNATIONAL INC.
BUSINESS SEGMENT INFORMATION
For the Three Months Ended September 30, 2006 and 2005
(Unaudited)
(Euros in thousands)

						Corporate,
	Rosenthal	Celgar	Stendal	Total		Other and	Consolidated
	Pulp	Pulp	Pulp	Pulp	Paper	Eliminations	Total
Three Months Ended September 30, 2006
Sales to external customers	€40,284	€56,620	€68,004	€164,908	€10,277	€—	€175,185
Intersegment net sales	(870)	(126)	2,638	1,642	(247)	(1,395)	—

	39,414	56,494	70,642	166,550	10,030	(1,395)	175,185

Operating costs	23,880	41,641	47,451	112,972	10,067	(1,211)	121,828
Operating depreciation and amortization	3,107	3,200	7,081	13,388	95	76	13,559
General and administrative	1,973	2,545	1,912	6,430	552	(1,229)	5,753
Gain on sale of assets	—	—	—	—	(359)	—	(359)

	28,960	47,386	56,444	132,790	10,355	(2,364)	140,781

Income (loss) from operations	10,454	9,108	14,198	33,760	(325)	969	34,404
Interest expense							(22,092)
Investment income							1,085
Unrealized foreign exchange gain on debt							(704)
Derivative financial instruments, net							(14,473)

Loss before income taxes and minority interest							€(1,780)

						Corporate,
	Rosenthal	Celgar	Stendal	Total		Other and	Consolidated
	Pulp	Pulp	Pulp	Pulp	Paper	Eliminations	Total

Three Months Ended September 30, 2005
Sales to external customers	€37,122	€48,978	€47,313	€133,413	€15,515	€—	€148,928
Intersegment net sales	—	—	1,339	1,339	—	(1,339)	—

	37,122	48,978	48,652	134,752	15,515	(1,339)	148,928

Operating costs	25,741	45,884	41,193	112,818	15,278	(2,057)	126,039
Operating depreciation and amortization	3,543	2,986	6,725	13,254	213	512	13,979
General and administrative	1,631	2,448	1,443	5,522	1,158	403	7,083
(Sale) purchase of emission allowances	(2,267)	—	(3,798)	(6,065)	—	—	(6,065)

	28,648	51,318	45,563	125,529	16,649	(1,142)	141,036

Income (loss) from operations	8,474	(2,340)	3,089	9,223	(1,134)	(197)	7,892
Interest expense							(21,911)
Investment income							613
Derivative financial instruments, net							3,051
Unrealized foreign exchange loss on debt							5,918

Loss before income taxes and minority interest							€(4,437)

(5)

MERCER INTERNATIONAL INC.
RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE
Combined Condensed Balance Sheet
As at September 30, 2006
(Euros in thousands)
The terms of the indenture governing our 9.25% senior unsecured notes requires that we provide the results of operations and financial condition of Mercer International Inc. excluding its subsidiaries (“Mercer Inc.”) and our restricted subsidiaries under the indenture, collectively referred to as the “Restricted Group”. From February 14, 2005, the Restricted Group includes Mercer Inc., certain holding subsidiaries and Rosenthal, and the Celgar mill. The Restricted Group excludes our paper operations and the Stendal mill.

	September 30, 2006
	Restricted	Unrestricted			Consolidated
	Group	Subsidiaries		Eliminations	Group
ASSETS
Current assets
Cash and cash equivalents	€37,381	€31,992		€—	€69,373
Cash restricted	—	—		—	—
Receivables	45,683	38,170		—	83,853
Note receivable, current portion	1,963	5,267		—	7,230
Inventories	38,951	23,557		—	62,508
Prepaid expenses and other	3,271	2,355		—	5,626

Total current assets	127,249	101,341		—	228,590
Cash restricted	—	57,000		—	57,000
Property, plant and equipment	424,205	570,600		—	994,805
Other	3,118	5,607		—	8,725
Deferred income tax	17,093	26,096		—	43,189
Due from unrestricted group	48,352	—		(48,352)	—
Note receivable, less current portion	—	4,036		—	4,036

Total assets	€620,017	€764,680		€(48,352)	€1,336,345

LIABILITIES
Current liabilities
Accounts payable and accrued expenses	€41,532	€61,789		€—	€103,321
Debt, current portion	—	40,903		—	40,903

Total current liabilities	41,532	102,692		—	144,224
Debt, less current portion	317,999	565,097		—	883,096
Due to restricted group	—	48,352		(48,352)	—
Unrealized derivative loss	—	68,528		—	68,528
Other	21,213	4,311		—	25,524
Deferred income tax	2,604	16,526		—	19,130

Total liabilities	383,348	805,506		(48,352)	1,140,502

SHAREHOLDERS’ EQUITY
Total shareholders’ equity (deficit)	236,669	(40,826	)(1)	—	195,843

Total liabilities and shareholders’ equity	€620,017	€764,680		€(48,352)	€1,336,345

(1)	Shareholders’ equity does not include government grants received or receivable related to the Stendal mill. Shareholders’ equity is impacted by the unrealized non-cash marked to market valuation losses on derivative financial instruments.
(6)

MERCER INTERNATIONAL INC.
RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE
Combined Condensed Balance Sheet
As at December 31, 2005
(Euros in thousands)

	December 31, 2005
	Restricted	Unrestricted			Consolidated
	Group	Subsidiaries		Eliminations	Group
ASSETS
Current
Cash and cash equivalents	€48,790	€34,757		€—	€83,547
Cash restricted	—	7,039		—	7,039
Receivables	41,349	32,966		—	74,315
Inventories	47,100	34,047		—	81,147
Prepaid expenses and other	2,940	2,534		—	5,474

Total current assets	140,179	111,343		—	251,522
Cash restricted	—	24,573		—	24,573
Property, plant and equipment	404,151	620,511		—	1,024,662
Other	10,533	4,145		—	14,678
Deferred income tax	24,303	54,078		—	78,381
Due from unrestricted group	46,412	—		(46,412)	—

Total assets	€625,578	€814,650		€(46,412)	€1,393,816

LIABILITIES
Current
Accounts payable and accrued expenses	€46,867	€64,646		€—	€111,513
Construction costs payable	—	1,213		—	1,213
Debt, current portion	—	27,601		—	27,601

Total current liabilities	46,867	93,460		—	140,327
Debt, less current portion	342,023	580,596		—	922,619
Due to restricted group	—	46,412		(46,412)	—
Unrealized derivative loss	—	140,625		—	140,625
Other	20,722	6,336		—	27,058
Deferred income tax	1,851	12,593		—	14,444

Total liabilities	411,463	880,022		(46,412)	1,245,073

SHAREHOLDERS’ EQUITY
Total shareholders’ equity (deficit)	214,115	(65,372	)(1)	—	148,743

Total liabilities and shareholders’ equity	€625,578	€814,650		€(46,412)	€1,393,816

(1)	Shareholders’ equity does not include government grants received or receivable related to the Stendal mill. Shareholders’ equity is impacted by the unrealized non-cash marked to market valuation losses on derivative financial instruments.
(7)

MERCER INTERNATIONAL INC.
RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE
Combined Condensed Statements of Operations
For the Nine Months Ended September 30, 2006 and 2005
(Unaudited)
(Euros in thousands)

	Nine Months Ended September 30, 2006
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
Revenues	€265,531	€241,485	€(6,062)	€500,954

Operating costs	214,093	176,998	—	391,091
Operating depreciation and amortization	20,580	21,761	—	42,341
General and administrative expenses	13,664	10,680	—	24,344
(Sale) purchase of emission allowances	(3,651)	(9,595)	—	(13,246)
Gain on sale of assets	—	(359)	—	(359)

	244,686	199,485	—	444,171

Income from operations	20,845	42,000	(6,062)	56,783

Other income (expense)
Interest expense	(24,602)	(46,182)	2,655	(68,129)
Investment income	3,262	2,283	(1,449)	4,096
Unrealized foreign exchange gain on debt	11,469	—	—	11,469
Derivative financial instruments, net	—	71,032	—	71,032

Total other (expense) income	(9,871)	27,133	1,206	18,468

Income (loss) before income taxes and minority interest	10,974	69,133	(4,856)	75,251
Income tax provision	(8,094)	(32,102)	(192)	(40,388)

Income (loss) before minority interest	2,880	37,031	(5,048)	34,863
Minority interest	—	6,874	—	6,874

Net income (loss)	€2,880	€43,905	€(5,048)	€41,737

	Nine Months Ended September 30, 2005
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
Revenues	€200,516	€175,914	€—	€376,430

Operating costs	158,384	152,939	—	311,323
Operating depreciation and amortization	17,431	20,771	660	38,862
General and administrative	15,559	6,840	—	22,399
(Sale) purchase of emission allowances	(4,402)	(7,951)	—	(12,353)

	186,972	172,599	660	360,231

Income (loss) from operations	13,544	3,315	(660)	16,199

Other income (expense)
Interest expense	(23,918)	(41,351)	1,949	(63,320)
Investment income	2,313	1,230	(1,949)	1,594
Unrealized foreign exchange loss on debt	(1,591)	—	—	(1,591)
Derivative financial instruments, net	(494)	(69,765)	—	(70,259)
Impairment of investments	(1,699)	—	—	(1,699)

Total other expense	(25,389)	(109,886)	—	(135,275)

Loss before income taxes and minority interest	(11,845)	(106,571)	(660)	(119,076)
Income tax (provision) benefit	(7,867)	22,494	—	14,627

Loss before minority interest	(19,712)	(84,077)	(660)	(104,449)
Minority interest	—	17,076	—	17,076

Net loss	€(19,712)	€(67,001)	€(660)	€(87,373)

(8)

MERCER INTERNATIONAL INC.
RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE
Combined Condensed Statements of Operations
For the Three Months Ended September 30, 2006 and 2005
(Unaudited)
(Euros in thousands)

	Three Months Ended September 30, 2006
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
Revenues	€95,908	€80,672	€(1,395)	€175,185

Operating costs	65,705	51,689	4,434	121,828
Operating depreciation and amortization	6,383	7,176	—	13,559
General and administrative expenses	3,289	2,464	—	5,753
Gain on sale of assets	—	(359)	—	(359)

	75,377	60,970	4,434	140,781

Income (loss) from operations	20,531	19,702	(5,829)	34,404

Other income (expense)
Interest expense	(8,160)	(14,827)	895	(22,092)
Investment income	1,143	(369)	311	1,085
Foreign exchange loss on debt	(704)	—	—	(704)
Derivative financial instruments, net	—	(14,473)	—	(14,473)

Total other (expense) income	(7,721)	(29,669)	1,206	(36,184)

Income (loss) before income taxes and minority interest	12,810	(9,967)	(4,623)	(1,780)
Income tax provision	(1,189)	3,913	(192)	2,532

Income (loss) before minority interest	11,621	(6,054)	(4,815)	752
Minority interest	—	5,976	—	5,976

Net income (loss)	€11,621	€(78)	€(4,815)	€6,728

	Three Months Ended September 30, 2005
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
Revenues	€86,100	€62,828	€—	€148,928

Operating costs	71,124	54,915	—	126,039
Operating depreciation and amortization	6,602	7,155	222	13,979
General and administrative	4,482	2,601	—	7,083
(Sale) purchase of emission allowances	(2,267)	(3,798)	—	(6,065)

	79,941	60,873	222	141,036

Income from operations	6,159	1,955	(222)	7,892

Other income (expense)
Interest expense	(7,987)	(14,780)	856	(21,911)
Investment income	1,016	453	(856)	613
Unrealized foreign exchange gain on debt	5,918	—	—	5,918
Derivative financial instruments, net	(31)	3,082	—	3,051
Total other income (expense)	(1,084)	(11,245)	—	(12,329)

Income (loss) before income taxes and minority interest	5,075	(9,290)	(222)	(4,437)
Income tax (provision) benefit	(3,091)	(3,694)	—	(6,785)

Income (loss) before minority interest	1,984	(12,984)	(222)	(11,222)
Minority interest	—	5,667	—	5,667

Net income (loss)	€1,984	€(7,317)	€(222)	€(5,555)

(9)

MERCER INTERNATIONAL INC.
COMPUTATION OF OPERATING EBITDA
For the Nine Months and Three Months Ended September 30, 2006 and 2005
(Unaudited)
(Euros in thousands)

	Nine Months Ended
	September 30,
	2006	2005(1)
	(in thousands)
Net income (loss)	€41,737	€(87,373)
Minority interest	(6,874)	(17,076)
Income taxes (benefit)	40,388	(14,627)
Interest expense	68,129	63,320
Investment income	(4,096)	(1,594)
Foreign exchange (gain) loss on debt	(11,469)	1,591
Derivative financial instruments, net (gain) loss	(71,032)	70,259
Impairment of investments	—	1,699

Income from operations	56,783	16,199
Add: Depreciation and amortization	42,341	38,862

Operating EBITDA	€99,124	€55,061

	Three Months Ended
	September 30,
	2006	2005
	(in thousands)
Net income (loss)	€6,728	€(5,555)
Minority interest	(5,976)	(5,667)
Income taxes (benefit)	(2,532)	6,785
Interest expense	22,092	21,911
Investment income	(1,085)	(613)
Foreign exchange (gain ) loss on debt	704	(5,918)
Derivative financial instruments, net (gain) loss	14,473	(3,051)

Income from operations	34,404	7,892
Add: Depreciation and amortization	13,559	13,979

Operating EBITDA	€47,963	€21,871

(1)	The results of the Celgar pulp mill are included from the date of its acquisition on February 14, 2005.

(2)	Operating EBITDA does not reflect the impact of a number of items that affect our net income (loss), including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered as an alternative to net income (loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. Operating EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.
(10)

MERCER INTERNATIONAL INC.
COMPUTATION OF RESTRICTED GROUP OPERATING EBITDA
For the Nine Months and Three Months Ended September 30, 2006 and 2005
(Unaudited)
(Euros in thousands)

	Nine Months Ended
	September 30,
	2006	2005(1)
	(in thousands)
Restricted Group(2)
Net income (loss)	€2,880	€(19,712)
Income taxes	8,094	7,867
Interest expense	24,602	23,918
Investment and other income	(3,262)	(2,313)
Derivative financial instruments, net	—	494
Unrealized foreign exchange (gain) loss on debt	(11,469)	1,591
Impairment of investments	—	1,699

Income from operations	20,845	13,544
Add: Depreciation and amortization	20,580	17,431

Operating EBITDA	€41,425	€30,975

	Three Months Ended
	September 30,
	2006	2005
	(in thousands)
Restricted Group(1)
Net income	€11,621	€1,984
Income taxes	1,189	3,091
Interest expense	8,160	7,987
Investment and other expense (income)	(1,143)	(1,016)
Derivative financial instruments, net	—	31
Unrealized foreign exchange (gain) loss on debt	704	(5,918)

Income from operations	20,531	6,159
Add: Depreciation and amortization	6,383	6,602

Operating EBITDA	€26,914	€12,761

(1)	The results of the Celgar pulp mill are included from the date of its acquisition on February 14, 2005.

(2)	Operating EBITDA does not reflect the impact of a number of items that affect net income (loss), including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States, and should not be considered as an alternative to net income (loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. Operating EBITDA has significant limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP.
(11)
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